                                                                     EXHIBIT 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT AND LAWS.

                          AMENDED AND RESTATED WARRANT

                                   TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                                   ZILA, INC.

                             Expires March 24, 2011

No. 2
                                                                    June 6, 2006

      FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Zila, Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), hereby certifies that

                               BDC FINANCE, L.L.C.

or its registered assigns is entitled to subscribe for and purchase at an initial exercise price of $3.14 per share, during the Term (as defined below), 1,200,000 shares of the duly authorized, validly issued, fully paid and non-assessable Common Stock all subject to adjustment and upon the terms and conditions as hereinafter provided. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in
Section 7 hereof. This Warrant amends and restates that certain warrant to purchase 1,200,000 shares of Common Stock issued to Black Diamond Commercial Finance, L.L.C. by the Company on March 24, 2006 and subsequently transferred to BDC Finance, L.L.C.

      1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date hereof and shall expire at 5:00 P.M., Eastern Time, on March 24, 2011 (such period being the "Term").

      2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

            (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

            (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check or wire transfer of immediately available funds or (ii) by surrender to the Issuer for cancellation of a portion of this Warrant representing that number of unissued shares of Warrant Stock which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock being purchased upon such exercise by
(B) the difference obtained by subtracting the Warrant Price from the Current Market Price per share of Warrant Stock as of the date of such exercise, or
(iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause
(ii), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender.

            (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding five Business Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised including any portion which is not then exercisable pursuant to Section 5 (less any amount thereof which shall have been cancelled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof within such time.

            (d) Transferability of Warrant; Warrant Stock. Subject to the provisions of Section 2(e) hereof, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical to this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

            (e) Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges and agrees that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (ii) This Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

      "THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT AND LAWS."

            (f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof or of any shares of Warrant Stock issued upon such exercise, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

            (g) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

                  (i) Without limiting any other provision hereof, in case the Issuer after the Closing Date shall do any of the following (each a "Triggering Event") (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, or (e) enter into any other transaction similar to any of the foregoing, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, or is not redeemed in connection with such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4 hereof. The Issuer shall give reasonable prior notice (but no less than 5 Business Days' prior notice) of any Triggering Event to the Holder of this Warrant in accordance with Section 11 hereof.

                  (ii) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (a) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (b) the obligation to deliver to such Holder such securities, cash or property as, in accordance with the foregoing provisions of this Section 2(g), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person (which may be in-house counsel), which opinion of counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 2(g)) shall be applicable to the securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

      3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

            (a) The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant, will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer with respect to issuance (other than restrictions under federal and state securities laws). The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            (b) If any shares of the Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. To the extent permissible under the applicable securities exchange rules, if the Issuer shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder and unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange by the Issuer.

            (c) The Issuer shall not by any action including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against impairment. Without limiting the generality of the foregoing, without the consent of the Requisite Holders, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Holders of the Warrants disproportionately in relation to the holders of the Common Stock, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein and restrictions under federal and state securities laws) created by or through Issuer with respect to such issuance upon the exercise of this Warrant, and (iv) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Issuer to perform its obligations under this Warrant.

            (d) The Issuer agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any governmental authority relating to a public offering of the stock of the Issuer or any of its Subsidiaries, using the name of the Holder or its Affiliates without at least two (2) Business Days prior notice to the Holder and without the prior written consent of the Holder unless (and only to the extent that) the Issuer or its Affiliate is required to do so under law and then, in any event, the Issuer or such Affiliate will consult with the Holder before issuing such press release or other public disclosure.

      4. Adjustment of Warrant Price and Warrant Share Number. The Warrant Share Number and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, and the Holder hereof shall have additional rights, as follows:

            (a) Subdivision or Combination of Shares. If the Issuer, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Share Number shall be proportionately increased (as at the effective date of such subdivision) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Share Number shall be proportionately reduced (as at the effective date of such combination) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

            (b) Certain Dividends and Distributions. If the Issuer, at any time while this Warrant is outstanding, shall:

                  (i) Stock Dividends. Pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock or any Common Stock Equivalent, the Warrant Share Number shall be adjusted, as at the date of such payment or other distribution), to that number determined by multiplying the Warrant Share Number in effect immediately prior to such payment or other distribution, by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends), and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution; or

                  (ii) Liquidating Dividends, etc. Make a distribution of its property to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the Issuer shall concurrently make a cash payment to the Holder of this Warrant equal to the fair market value of such property as would have been payable to such Holder had such Holder been the Holder of record of the number of shares of Warrant Stock issuable upon exercise of this Warrant on the record date for such distribution or if no such record is taken, on the date of such distribution; and appropriate provision therefor shall be made a part of any such distribution; or

            (c) Other Action Affecting Common Stock. In case after the Closing Date, the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing Sections 4(a) through 4(b), inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Share Number shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

            (d) Adjustment of Warrant Price. Upon each adjustment in the Warrant Share Number pursuant to any of the foregoing provisions of this Section 4, the Warrant Price shall be adjusted, to the nearest ten thousandth of one cent, to the product obtained by multiplying the Warrant Price immediately prior to such adjustment in the Warrant Share Number by a fraction, the numerator of which shall be the Warrant Share Number immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Share Number immediately after giving effect to such adjustment; provided, however, that if at any time, as a result of any adjustments hereunder, the Warrant Price shall be less than the par value per share of Warrant Stock, then the price payable per share of Warrant Stock by the Holder hereunder in the event of an exercise of this Warrant at such time in whole or in part shall be an amount equal to the par value per share of such Warrant Stock.

      5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, an

"adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Requisite Holders of this Warrant be submitted to an independent accounting firm not then regularly engaged by the Issuer chosen by the Issuer and reasonably acceptable to the Requisite Holders, which firm shall deliver a written opinion as to such matters to the Issuer and the Holders within thirty days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

      6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the fair market value of such fractional shares.

      7. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

      "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Voting Stock of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of the Issuer, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Issuer. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

      "Board" shall mean the Board of Directors of the Issuer.

      "Business Day" means any day except a Saturday, a Sunday or a legal holiday in New York City.

      "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

      "Certificate of Incorporation" means the Certificate of Incorporation of the Issuer as in effect on the Closing Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with its terms and pursuant to applicable law.

      "Closing Date" means March 24, 2006.

      "Common Stock" means the Common Stock of the Issuer, par value $.001 per share, and any other Capital Stock into which such stock may hereafter be changed.

      "Credit Agreement" means that certain credit agreement, dated as of the Closing Date by and among the Issuer, the Investor and the other borrowers and lenders party thereto.

      "Current Market Price" as in effect on any day, means the average of the daily market prices of the Common Stock on the the Nasdaq Stock Markets National Market System ("NMS") for the period of 30 consecutive trading days ending three trading days preceding such date or, if the Common Stock is not listed on the NMS, then the last sale price on such day on the principal domestic stock exchange on which such Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange, or, if the Common Stock is not then listed or admitted to trading on any domestic stock exchange, then the Current Market Price for each such trading day shall be the average of the reported closing bid and asked price quotations on such day in the over-the-counter market, as reported by NASDAQ, or, if not so reported, as furnished by the National Quotation Bureau, Inc., or if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Issuer, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Issuer with the written approval of the Requisite Holders (which approval shall not be unreasonably withheld). If at any time such Common Stock is not listed on any domestic exchange or quoted in the domestic over-the-counter market, the Current Market Price shall be deemed to be the fair market value per share of such Common Stock as determined in good faith by the Board (by determination of its disinterested members) by notice to the Holder. If within twenty days after receipt of such notice the Holder notifies the Board in writing to its disagreement as to such fair market value as determined by the Board, the Current Market Price shall be the fair market value per share of such Common Stock as determined by an Independent Appraiser mutually selected by the Issuer and the Holder, which selection shall be made by the Issuer and the Holder within seven days of receipt of such objection by the Issuer. The determination of fair market value by such Independent Appraiser shall be made within 30 days of such appraiser's engagement by Issuer. The fees and expenses of such Independent Appraiser shall be paid by the Issuer if such fair market value as so determined is more than 5% greater (if the Holder's objection was that such determination was too low) or 5% lower (if the Requisite Holder's objection was that such determination was too high), in each case, than the amount thereof as determined by the Board, but shall otherwise be paid by the Holder. The determination of fair market value by such Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value (but without taking into account any discount for minority or non-control ownership positions), and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights, or to minority or non-control ownership positions.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute at the time in effect.

      "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

      "Independent Appraiser" means a nationally recognized investment banking firm or other nationally recognized firm, in each case, that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder.

      "Issuer" has the meaning specified in the first paragraph hereof.

      "Person" means an individual, a corporation, a partnership, a trust, a limited liability company, an unincorporated organization or a government organization or an agency or political subdivision thereof.

      "Requisite Holders" means at any time the Holders of Warrants (other than the Issuer or any Subsidiary thereof) exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

      "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

      "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

      "Voting Stock", any class or classes (however designated) of capital stock having ordinary voting power for the election of a majority of the members of the Board (or other governing body) of the corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

      "Warrants" means this Warrant and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of
Section 2(c) or 2(d) hereof or of any of such other Warrants.

      "Warrant Price" means the exercise price per share of Common Stock specified in the first paragraph of this Warrant and such other exercise prices as shall result from the adjustments specified in Section 4 hereof.

      "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments to such number made or required to be made under the terms hereof.

      "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

      8. Information. The Issuer shall deliver to the Holder hereof a copy of the Issuer's annual report and any other information mailed to stockholders as if the Holder were a stockholder.

      9. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Requisite Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised, change the manner of payment of the Warrant Price or modify any provision of this Section 9 without the consent of the Holder of this Warrant.

      10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

      11. Notices. All notices and other communications provided for hereunder shall be in writing and delivered by hand or sent by first class registered mail, return receipt requested, or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class registered mail, return receipt requested), and if to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or telecopy number appearing on the books of the Issuer maintained for such purposes, and if to the Issuer, addressed to:

                            Zila, Inc.
                            5227 North 7th Street
                            Phoenix, AZ 85014-2800

or to such other address or addresses or telecopy number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. All such communications shall be deemed to have been given or made when so delivered by hand, upon actual receipt if sent by telecopy, or three business days after being so mailed.

      12. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. Time is of the essence in this Warrant.

      13. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

      14. No Voting Rights. This Warrant does not confer upon the Holder any right to vote on, consent to or otherwise participate with respect to matters to a vote of the stockholders of the Issuer or to receive notice as a stockholder of the Issuer, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to the Holder as set forth herein.

      15. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

      16. Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

      17. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                            [SIGNATURE PAGE FOLLOWS]

      In witness whereof, this Warrant has been duly executed as of the date of this Warrant hereinabove set forth.

                                       ZILA, INC.

                                       By: /s/ Andrew A. Stevens
                                           ------------------------------------
                                       Name:  Andrew A. Stevens
                                       Title:  VP & CFO

                                  EXERCISE FORM

[    ]

      The undersigned hereby irrevocably elects to exercise the right to purchase represented by the attached Warrant for, and to purchase thereunder,___ shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of Zila, Inc. (the "ISSUER"), as provided for therein, and tenders herewith payment of the Warrant Price in full in accordance with the terms of the attached Warrant.

      Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:

      If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated:  _____________                  Signature  ________________________
                                       Address    ________________________
                                                  ________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto _______________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _______________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:  _____________                  Signature  ________________________
                                       Address    ________________________
                                                  ________________________

                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto _________________ the right to purchase ________ shares of the Common Stock issuable upon exercise of the attached Warrant, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:  _____________                  Signature  ________________________
                                       Address    ________________________
                                                  ________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_ cancelled (or transferred or exchanged) this ___ day of __________, 20_, shares of Common Stock issued therefor in the name of
___________________, Warrant No. W-____ issued for _____ shares of Common Stock in the name of_______________________